EXHIBIT 4.5





                         COMMON STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          ALTERNATE ACHIEVEMENTS, INC.
                                  (THE COMPANY)

                                       AND

                    THOMSON KERNAGHAN & CO. LIMITED, AS AGENT
                                 (THE PURCHASER)



DATED AS OF FEBRUARY 24, 2000










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                         COMMON STOCK PURCHASE AGREEMENT

                  This Common Stock Purchase Agreement (this "Agreement") is made and entered into as of February 24, 2000 (the "Effective Date"), between Alternate Achievements, Inc. (the "Company"), a Florida corporation, and Thomson Kernaghan & Co. Limited, as Agent (the "Purchaser").

                                   Background

                  The Company has authorized the issuance, sale, and delivery of 350,000 shares (the "Shares") of the Company's Common Stock, par value $0.0001 ("Common Stock") at a price per Share of $1.00, in currency of the United States of America, for a total purchase price of $350,000. The Purchaser wishes to purchase the Shares upon the terms and conditions stated in this Agreement. The Purchaser is purchasing the Shares in reliance upon the exemption from the registration requirements of Section 5 of the U.S. Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the safe harbor afforded by Rule 903 promulgated by the U.S. Securities and Exchange Commission (the "SEC").

                  In connection with the issuance and sale of the Shares to the Purchaser, the Company has authorized the issuance and delivery of (i) a warrant in the form of Exhibit C attached to this Agreement (the "Purchaser's Warrant") to the Purchaser to purchase 225,000 shares of Common Stock at $0.01 per share, and (ii) a warrant in the form of Exhibit D attached to this Agreement (the "Agent's Warrant") to Thomson Kernaghan & Co. Limited, to purchase 75,000 shares of Common Stock at $0.01 per share.

                                    Agreement

                  For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1.  Common Stock.

                  Section 1.1.  Issuance and Sale of Common Stock and Warrants

                  The Company agrees (i) to issue and sell the Shares to the Purchaser and the Purchaser agrees to purchase the Shares from the Company, at the Closing, for the Purchase Price of US$350,000; (ii) to issue and deliver the Purchaser's Warrant to the Purchaser, and (iii) to issue and deliver the Agent's Warrant to the Agent.

                  Section 1.2.  Closing.

                  The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Thomson Kernaghan & Co. Limited, 350 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2, Canada, at 3:00 p.m., Toronto time, on Thursday, February 24, 2000 (the "Closing Date"), or on such other date or such other time or place as the parties may agree.

                  Section 1.3 Deliveries at Closing

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                  At the Closing the Company shall deliver to Purchaser:

                           (a)  this Agreement, executed by the Company;

                           (b)  a certificate for the Shares, registered  in the
Purchaser's name, free and clear of any claims, and containing a legend complying with the requirements of SEC Rule 903(b)(3)(iii)(B)(3);

                           (c) the Purchaser's Warrant;

                           (c)  the  Registration  Rights  Agreement (defined in
Section 4.9 below), executed by the Company, in substantially the form of Exhibit B hereto;

                           (d)  the opinion of Goodman, Phillips & Vineberg, LLP
legal counsel to the Company, in substantially the form of Exhibit A hereto; and

                  At the Closing, the Company shall also deliver the Agent's Warrant to the Agent.

Section 2.  Purchaser's Representations and Warranties

                  The Purchaser represents and warrants with respect to only itself that:

                  Section 2.1.  Investment Purpose

                  The Purchaser is acquiring the Shares, for the account for of certain "accredited investors under Ontario law who are not "U.S. person" as defined by SEC Rule 902(k), and who are acquiring the Shares investment and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in the United States, on to or for the account of a U.S. person; provided however, that by making the representations herein, the Purchaser does not agree to hold any Shares for any minimum or other specific term. The Purchaser acknowledges that the Shares may not be resold in the United States, or to or for the account of a U.S. person as defined by SEC Rule 902(k), except pursuant to an effective registration statement under the Securities Act or after the expiration of the one-year distribution compliance period provided in SEC Rule 903(b)(3)(iii)(A).

                  Section 2.2.  Accredited Purchaser Status

                  The Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the SEC.

                  Section 2.3.  Reliance on Regulation S Exemption

                  The Purchaser understands that the Shares are being offered and sold to it in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in SEC Rule 902(h), and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares. With respect to that exemption, the Purchaser further represents and warrants to the Company that:

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                    (a)  The  Purchaser  is not a U.S.  Person as defined in SEC
Rule 902(k).

                    (b) The offer to sell the Shares to the Purchaser was not made in the United States, and was made in Toronto, Ontario.

                    (c) The Purchaser's buy order for the Shares was made outside the United States, and was made in Toronto, Ontario.

                    (d) The Purchaser has complied with all of the conditions required of it by SEC Rule 903(b)(3).

                  Section 2.4.  Information

                  The Purchaser and its advisors, if any, have been furnished with all materials relating to the proposed business, financial condition, and operations of the Company and materials relating to the offer and sale of the Shares, which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend, or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

                  Section 2.5.  No Governmental Review

                  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

                  Section 2.6.  Authorization Enforcement

                  This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  Section 2.7.  Organization

                  The Purchaser is a limited partnership organized under the laws of Bermuda.

                  Section 2.8.  No Scheme to Evade Registration.

                  Purchaser represents and warrants to the Company that the acquisition of the Shares is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Purchaser to evade the registration provisions of the Securities Act.


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Section 3. Representations And Warranties Of The Company

                  The Company represents and warrants to the Purchaser that:

                  Section 3.1.  Organization and Qualification

                  The Company is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is not qualified as a foreign corporation to do business in any other jurisdiction. The Company has no subsidiaries.

                  Section 3.2. Authorization, Enforcement, Compliance with Other Instruments.

                  (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares;

                  (b) the execution and delivery of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders;

                  (c) this Agreement has been duly executed and delivered by the Company and the persons signing on behalf of the Company have full power and authority to do so; and

                  (d) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  Section 3.3.  Capitalization

                  Immediately prior to Closing, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 4,000,000 shares are issued and outstanding. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights.

                  Section 3.4.  Issuance of Shares

                  The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid, and nonassessable, are free from all taxes, liens, and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Shares. The Shares are "restricted securities" as defined by SEC rules, and may be transferred, assigned or resold by the Purchaser only in accordance with the Securities Act and the SEC rules promulgated thereunder.


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                  Section 3.5.  No Conflicts

                  The execution, delivery, and performance of this Agreement and the Acquisition Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) result in a violation of the Certificate of Incorporation, any Certificate of Designation applicable to any Preferred Stock of the Company, or the Bylaws of the Company or (b) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of, or in default under, its Certificate of Incorporation or Bylaws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company. The business of the Company is not being conducted and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement, the Acquisition Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by this Agreement and the Acquisition Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

                  Section 3.6.  Financial Statements

                  The Company's unaudited balance sheet at November 30, 1999 and the audited balance sheet at September 30, 1999, and the related statements of profit and loss for the periods then ended, were prepared in accordance with generally accepted accounting principles, are true, correct and complete in all material respects, and fairly present the Company's financial position at that date and the results of its operations for the period then ended. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company that are not reflected in the normally maintained books and records of the Company. No other information provided by or on behalf of the Company to the Purchaser which is not included in the Financial Statements, including, without limitation, information referred to in Section 2.4 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  Section 3.7.  Absence of Certain Changes

                  Since November 30, 1999, the date of the Company's opening balance sheet, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.




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                  Section 3.8.  Absence of Litigation

                  There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company, threatened against or affecting the Company or the Common Stock, in which an unfavorable decision, ruling or finding would (a) have a material adverse effect on the transactions contemplated hereby, (b) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement, or any of the other documents contemplated herein, or (c) have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company.

                  Section 3.9.  Purchase of Shares

                  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the Acquisition Agreement, or the transactions contemplated herein or therein. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  Section 3.10. No Undisclosed Events, Liabilities, Developments or Circumstances

                  No event, liability, development, or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its businesses, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Purchaser.

                  Section 3.11.  No General Solicitation

                  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Shares.

                  Section 3.12.  No Integrated Offering

                  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

                  Section 3.13.  Internal Accounting Controls

                  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general

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or specific  authorization,  and (d) the recorded  accountability  for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  Section 3.14.  No Materially Adverse Contracts, Etc.

                  The Company is not subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has, or is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company.

                  Section 3.15.  Tax Status

                  The Company has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  Section 3.16.  Certain Transactions

                  Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

                  Section 3.17.  Fees and Rights of First Refusal

                  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties. The Company is not obligated to pay any commission or fee in connection with the issuance and sale of the Shares for which the Purchaser is or may become liable.


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                  Section 3.18.  Regulation S Exemption

                  The Company understands that the Purchaser is purchasing the Shares in reliance on the exemption from the registration requirements of
Section 5 of the Securities Act for offshore transactions as defined in SEC Rule 902(h), and that the Purchaser is relying in part upon the truth and accuracy of, and the Company's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to issue and sell the Shares to the Purchaser without having complied with those registration requirements. With respect to that exemption, the Company further represents and warrants to the Purchaser that:

                  (a) The Company has not offered any of the Shares to a U.S. Person (as defined in SEC Rule 902(k)) or to a person in the United States.

                  (b) The offer and sale of the Shares to the Purchaser is being made in an offshore transaction as defined in SEC Rule 902(h).

                  (c) The Company has not engaged in any directed selling efforts, as defined in SEC Rule 902(c), with respect to the Shares.

                  (d) The Company has complied with all of the conditions required of it under SEC Regulation S.

Section 4.  Covenants

                  Section 4.1.  Best Efforts

                  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  Section 4.2.  Compliance with Regulation S

                  Each party shall comply with all of the terms of SEC Rule 903(b)(3) required of it with respect to the Shares.

                  Section 4.3.  Use of Proceeds

                  The Company will use the proceeds from the sale of the Shares for general working capital purposes.

                  Section 4.4  Listings

                  The Company shall secure and maintain the listing of its Common Stock (including the Shares), on the OTC Bulletin Board as soon as is practicable, and upon the NASDAQ Small Cap Market as soon thereafter as it is eligible therefor. The Company shall promptly provide to the Purchaser copies of any notices it receives regarding the eligibility of the Common Stock for trading in the over-the-counter market.



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               Section 4.5.  Expenses

                  The Company shall pay the Purchaser's expenses, including reasonable attorney's fees, incurred in connection with this Agreement.

              Section 4.6.  Corporate Existence

                  So long as the Purchaser is the holder of 1% or more of the outstanding Common Stock, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets, or any similar transaction or related transactions (each such transaction, a "Sale of the Company") except if the surviving or successor entity in such transaction is a publicly traded corporation whose Common Stock is listed for trading on the New York Stock Exchange, Inc., the American Stock Exchange, or the NASDAQ National Market.

             Section 4.7.  Transactions With Affiliates

                  So long as the Purchaser is the holder of 1% or more of the outstanding Common Stock, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify, or supplement, or permit any subsidiary to enter into, amend, modify, or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of any class of the Company's capital stock, or affiliates, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (i) transactions contemplated by the Acquisition Agreement, (ii) customary employment arrangements and benefit programs on reasonable terms, (iii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (vi) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (1) has a 5% or more equity interest in that person or entity, (2) has 5% or more common ownership with that person or entity, (3) controls that person or entity, or (4) share common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  Section 4.8. Registration Rights

                  As soon as is  practicable  after the date of this  Agreement, the Company shall file a registration statement (the "Registration Statement") with the SEC to register the resale of the Shares, and the issuance and resale of the Common Stock underlying the Purchaser's Warrant and the Agent's Warrant and shall use its best efforts to cause the Registration Statement to become effective, all as provided in the Registration Rights Agreement (the "Registration Rights Agreement") attached as Exhibit B to this Agreement.


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                  Section 4.9.  Limitation  on  Future Issuance of Shares of the
Company's Stock

                  The Company shall refrain from issuing from the date of this Agreement forward, and so long as the Purchaser holds any equity or debt position in the Company, from issuing shares of its capital stock regardless of class or series, without the express written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 5.  Conditions To The Company's Obligation To Sell

                  The obligation of the Company hereunder to issue and sell the Shares to The Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

                  (b) The Purchaser shall have delivered the Purchase Price for the Shares to the Company.

                  (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Purchaser shall have performed, satisfied, and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Purchaser at or prior to the Closing Date.

Section 6.  Conditions To The Purchaser's Obligation To Purchase

                  The obligation of The Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

                  (a)  The Company shall have executed this Agreement.

                  (b) The Company shall have executed the Registration Rights Agreement.

                  (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the
Closing  Date as  though  made at that  time  (except  for  representations  and warranties that speak as of a specific date) and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

                  (d) The Purchaser shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope, and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit A attached hereto.

                  (e) The Company shall have acquired one hundred percent (100%) of the issued and outstanding capital stock of Power Photo Kiosks, Inc., a Canadian corporation ("PPK"), such that PPK shall be a wholly-owned subsidiary of the Company (the "Acquisition") prior to closing and all documents in connection with the Acquisition shall be satisfactory to the Purchaser, in its sole discretion.

Section 7.  Indemnification

                  In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, and hold harmless the Purchaser, and all of its officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement of the Acquisition Agreement, or any other certificate, instrument, or document contemplated hereby or thereby, (b) any breach of any covenant, agreement, or obligation of the Company contained in this Agreement, or (c) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement, or any other instrument, document, or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, or the status of the Purchaser or holder of the Shares, as a stockholder in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 8.  General Provisions

                  Section 8.1.  Governing Law

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida; provided, however, (i) that if any provision of this Agreement is unenforceable under the laws of the State of Florida, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of the Province of Ontario; and (ii) that the exemption from the registration requirements of the Securities Act for the sale shall be governed by SEC Rule 903. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

                  Section 8.2.  Counterparts

                  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four
(4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                  Section 8.3.  Headings

                  The  headings  of  this  Agreement  are  for   convenience  of
reference and shall not form part of, or affect the interpretation of, this Agreement.

                  Section 8.4.  Severability

                  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  Section 8.5.  Entire Agreement, Amendments

                  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the issuance and sale of the Shares, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  Section 8.6.  Notices

                  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

Alternate Achievements, Inc.
181 Whitehall Drive
Markham, Ontario L3R 9T1
Canada
Attention: Terry Cooke, President & CEO
Telephone:  (905) 948-9600 x234
Facsimile:   (905) 948-8377

with a copy (which shall not constitute notice) to:

Goodman, Phillips & Vineberg, LLP
250 Yonge Street, Suite 2400
Toronto, Ontario M5B 2M6
Canada

Telephone: (416) 979-2211
Facsimile: (416) 979-1234
if to the Purchaser:

Thomson Kernaghan & Co. Limited
365 Bay Street, 10th Floor
Toronto, Ontario M5H 2V2, Canada
Attention: Mark E. Valentine, Chairman
Telephone:  (416) 860-8800
Facsimile:  (416) 367-8055

with a copy (which shall not constitute notice) to:

Mintmire & Associates
Attn: Donald F. Mintmire
265 Sunrise Avenue, Suite 204
Palm Beach, FL 33480
Telephone:  (561) 832-5696
Facsimile:  (561) 659-5371

Each party shall provide five (5) day's prior written notice to the other party of any change in address or facsimile number.

                  Section 8.7.  Successors and Assigns

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder without the consent of the Company, provided however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                  Section 8.8.  No Third Party Beneficiaries

                  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  Section 8.9.  Survival

                  Unless this Agreement is terminated under Section 8.12, the representations and warranties of the Company and the Purchaser contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 7, shall survive the Closing. The Purchaser shall be responsible only for its own representations, warranties, agreements, and covenants hereunder.

                  Section 8.10.  Publicity

                  The Company and the Purchaser shall have the right to approve, before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby; provided however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  Section 8.11.  Further Assurances

                  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  Section 8.12.  Termination

                  In the event that the Closing shall not have occurred with respect to the Purchaser on or before five (5) business days from the date hereof due to the Company's or Purchaser's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided however, that if this Agreement is terminated pursuant to this Section 8.12, the Company shall remain obligated to reimburse the Purchaser for the expenses described in Section 4.6 above.

                  Section 8.13.  No Strict Construction

                  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  Section 8.14.  Currency

                  All dollar amounts expressed in this Agreement are currency of the United States of America.

                  Section 8.15.  Agent's Fee

                  On the Closing Date, the Company shall pay the Agent a fee of $35,000, and hereby authorizes the Agent to withhold that amount, together with the fees and expenses of its legal counsel from the Purchase Price.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

ALTERNATE ACHIEVEMENTS, INC.


By: /s/ Terry Cooke
-------------------------------------
Terry Cooke, President & CEO


THOMSON KERNAGHAN & CO. LIMITED, AS
AGENT

By /s/ Michelle McKinnon
-----------------------------------
Name  Michelle McKinnon
-----------------------------------
Title
-----------------------------------

                                                 February 24, 2000


Thomson Kernaghan & Co. Limited, as Agent
365 Bay Street, 10th Floor
Toronto, Ontario  M5H 2V2
CANADA

         Re:      Alternate Achievements, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to yourselves, Thomson Kernaghan & Co., Ltd. ("TK") in connection with:

         o the issuance and sale by Alternate Achievements, Inc., a Florida corporation (the "Company) of 350,000 shares (the "Shares") of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), to you pursuant to the terms of a Purchase Agreement, dated as of February 24, 2000 (the "Common Stock Purchase Agreement"), between the Company and you;

         o the issuance by the Company to you, upon the terms and subject to the conditions of the Purchase Agreement, of a Warrant to purchase 250,000 shares of the Common Stock (the "Purchaser's Warrant"); and

         o the issuance by the Company to TK, upon the terms and subject to the conditions of the Purchase Agreement, of a Warrant to purchase 75,000 shares of the Company's Common Stock (the "Agent's Warrant").

In addition, to induce you to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights pursuant to the terms of that certain Registration Rights Agreement, dated as of February 24, 2000 (the "Registration Rights Agreement"), between the Company, and you.

         This opinion is furnished pursuant to Section 1.3(d) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

         In rendering this opinion, we have examined such documents and records as we have deemed appropriate, including the following:

          (1) Copies of the Certificate of Incorporation of the Company as certified by their state of incorporation as of a recent date.

          (2)  Copies of the Bylaws.

          (3)  A signed copy of the Purchase Agreement.

          (4)  Specimen copy of the certificate evidencing the Shares.

          (5)  A signed copy of the Purchaser's Warrant.

          (6)  A signed copy of the Agent's Warrant.

          (7)  A signed copy of the Registration Rights Agreement.

         In addition, we have examined originals or copies (certified and otherwise identified to our satisfaction) of such other documents, instruments and certificates and have made such investigations of such matters of law and fact as we have considered necessary or appropriate for the purpose of this opinion.

         For purposes of such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as forms or copies. We have assumed, except as to the Company, that all parties to any agreement had the corporate power and authority to enter into such agreement and perform all obligations thereunder and, as to such parties, we have also assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity and binding effect and enforceability thereof.

         Based upon the foregoing, and in reliance thereon, and subject to the limitations hereinafter set forth, we are of the opinion that:

         (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease, license and use its properties and assets and to conduct its business.

         (ii)     The   Company  is  not   qualified   to  do  business  in  any
                  jurisdiction other than Florida, and, is not required to qualify to do business in any other jurisdiction.

         (iii) Each of the Purchase Agreement, the Purchaser's Warrant, the Agent's Warrant and the Registration Rights Agreement is a legal, valid and binding obligation of the Company, and is enforceable against the Company, in accordance with its terms except (i) as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law and (ii) as the rights to indemnification or contribution thereunder may be limited by federal or state securities laws.

         (iv) The authorized and outstanding capital stock of the Company is as set forth in Section 3.3 of the Purchase Agreement.

         (v) The Shares have been duly and validly authorized and will be validly issued, fully paid and nonassessable upon receipt by the Company from the Purchaser of the Purchase Price for the Shares.

         (vi) Assuming the accuracy of your representations and warranties under the Purchase Agreement, the Company's issuance and sale of the Shares to you as provided in the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and from the registration or qualification requirements of the securities or blue sky laws of any U.S. state. The Company's issuance and sale of the Shares to you complies with the provisions of Rule 903 under the Act.

         (vii) No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market, or the stockholders of the Company, or, to our knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Purchase Agreement, the Purchaser's Warrant, the Agent's Warrant or the Registration Rights Agreement.

         (viii) The Company's execution, delivery and performance of each of the Purchase Agreement, the Purchaser's Warrant and the Agent's Warrant, and the Registration Rights Agreement have been duly authorized by all necessary corporate action, and do not violate, conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under the Company's Certificate of Incorporation, Bylaws or, to our knowledge, any material agreement to which the Company is a party or by which any of its property or assets are bound.

         (ix) To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company.

         This opinion is limited to the corporate laws of Florida and the federal securities laws of Florida. We express no opinion as to the laws of any other jurisdiction, including the laws of the Province of Ontario, Canada. This opinion is for your use only and may not be relied upon by you in any other context, or published or communicated to any third party for any purpose whatsoever. This opinion is delivered as of the date hereof and we assume no obligation to update this opinion at any time after the date hereof.

                                                Sincerely,

                                                Mintmire & Associates

                                    EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 24, 2000, by and between Alternate Achievements, Inc., a Florida corporation (the "Company"), and Thomson Kernaghan & Co. Limited (the "Purchaser").

                             Preliminary Statements

         In connection with the consummation of the transactions contemplated by that certain Common Stock Purchase Agreement (the "Purchase Agreement") of even date herewith by and between the Company and the Purchaser, the Company has agreed, upon the terms and subject to the conditions of the Common Stock Purchase Agreement, to issue and sell to the Purchaser 350,000 shares ( the "Shares") of the Company's Common Stock (the "Common Stock").

         The Company has also agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue to the Purchaser a Warrant to purchase 225,000 shares of Common Stock (the "Purchaser's Warrant") and to issue to the Agent a Warrant to purchase 75,000 shares of the Common Stock (the "Agent's Warrant").

         The Shares, the Purchaser's Warrant and the Agent's Warrant are collectively referred to as the "Securities." The Common Stock issuable upon exercise of the Purchaser's Warrant is called the "Purchaser's Warrant Shares" and the Common Stock issuable upon exercise of the Agent's Warrant is called the "Agent's Warrant Shares" (the Purchaser's Warrant Shares and the Agent's Warrant Shares are sometimes collectively referred to as the "Warrant Shares").

         To induce the Purchaser to execute and deliver the Purchase Agreement, the Company has agreed, pursuant to the terms and conditions of this Agreement, to provide certain registration rights with respect to the Common Shares, and the Warrant Shares.

                                    Agreement

         In consideration of the foregoing, the mutual covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to become legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Agent" shall mean Thomson Kernaghan & Co. Limited.

         "Agent's Warrant" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

         "Agent's Warrant Shares" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

         "Agreement" shall mean this Registration Rights Agreement, made and entered into as of January 12, 2000, by and between the Company and the Purchaser.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Shares"  shall  have  the  meaning   ascribed  to  such  term  in  the
Preliminary Statements to this Agreement.

         "Purchase Agreement" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

        "Company" shall mean Alternate Achievements, Inc., a Florida corporation of which Power Photo Kiosks, Inc., a Canadian corporation is a wholly owned subsidiary.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as in effect from time to time.

         "Filing  Deadline"  shall  have the  meaning  ascribed  to such term in
Section 2.1 of this Agreement.

         "Holder" or "Holders" shall mean (a) the Purchaser, to the extent that the Purchaser holds Registrable Securities, and (b) any Person holding Registrable Securities as a transferee of the Purchaser (directly or indirectly, including subsequent transfers).

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Purchase Agreement" shall mean, that certain Common Stock Purchase Agreement, dated as of February 24, 2000, by and between the Company and the Purchaser.

         "Purchaser" shall mean Thomson Kernaghan & Co. Limited, as Agent.

         "Purchaser's Warrant" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

         "Purchaser's Warrant Shares" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing with the Commission one or more registration statements covering Registrable Securities in compliance with the Securities Act that is declared or ordered effective by the Commission.

         "Registrable Securities" shall mean the Common Shares, the Converted Common Shares, the Purchaser's Warrant Shares and the Agent's Warrant Shares, and any shares of capital stock issued or issuable with respect to the Securities, the Purchaser's Warrant Shares or the Agent's Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that such securities shall cease to be Registrable Securities when (a) a registration statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to the registration statement, (b) such securities are distributed to the public pursuant to Rule 144(k) (or any successor provisions) promulgated under the Securities Act or (c) such securities shall have ceased to be outstanding.

         "Registration Deadline" shall have the meaning ascribed to such term in
Section 2.1 of this Agreement.

         "Registration Expenses" shall mean all expenses incurred in order to comply with Article II hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company (which shall be paid in any event by the Company) and excluding Selling Expenses.

         "Restricted Securities" shall mean Registrable Securities that are "restricted securities" as defined in Rule 144 under the Securities Act.

         "Securities" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as in effect from time to time.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions incurred in connection with the sale of securities pursuant to a registration effected hereunder.

         "Warrant Shares" shall have the meaning ascribed to such term in the Preliminary Statements to this Agreement.

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreements.

                                   ARTICLE II
                               REGISTRATION RIGHTS

          Section 2.1 Mandatory Registration.

                  (a) The Company  shall  prepare  and file with the  Commission within ninety (90) days from the date of this Agreement (the "Filing Deadline") a registration statement or registration statements (as is necessary) on Form SB-2 or Form S-1 covering (i) the issuance of the Warrant Shares, and (ii) the resale of all of the Registrable Securities. Such registration statement shall initially register for resale at least 100% of the Common Shares, and the Warrant Shares. The Company shall use its best efforts to have the registration statement declared effective by the Commission within one hundred and twenty
         (120) days after the Filing Deadline (the "Registration Deadline"). The Company shall permit the registration statement to become effective within five (5) business days after receipt of a "no review" notice from the Commission. Such registration statement shall be kept current and effective for the greater of (i) a period of at least twelve (12) months from the Closing Date and (ii) a period of at least ninety (90) days after the Purchaser's Warrant and the Agent's Warrant shall have been fully exercised or expired. If a registration statement with respect to the Registrable Securities is not effective on the Registration Deadline date, the Company agrees to and shall pay a cash penalty equal to two percent (2%) per month of the aggregate purchase price of the Registrable Securities, payable monthly and pro-rated for partial months until the registration statement is effective.

         Section 2.2 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 shall be borne by the Company; and all Selling Expenses in connection with such registration, qualification or compliance shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         Section 2.3 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Article II, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

                  (a) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (b) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirement of the Securities Act, and such other documents as they may reasonably request (including a conformed copy of the registration statement filed with the Commission and any amendments thereto and an original executed underwriting agreement entered into in connection with such registration) in order to facilitate the disposition of Registrable Securities owned by them;

                  (c) use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of one (1) jurisdiction (in addition to those jurisdictions in which the Company has otherwise agreed to so register and qualify such securities) as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter(s) of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

                  (e) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (f) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Article II, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with registration pursuant to this
         Article II, if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) a copy of any opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters of the Company, and (ii) a copy of any letter, dated such date, from the independent accountants of the Company, addressed to the underwriters of the Company.

                  Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of this Section 2.3, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemented or amended prospectus and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement. In the event the Company shall give any such notice, the period set forth in clause (a) of this
         Section 2.3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 2.3 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of a supplemented or amended prospectus.

                  Section 2.4       Indemnification.

                  (a) The Company will indemnify each Holder, each Holder's officers, directors and partners, and each Person controlling such Holder (collectively, "Holder's Parties"), participating in any registration, qualification, or compliance effected pursuant to this
         Article II with respect to Registrable Securities held by such Holder and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder's Parties each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, made in reliance on and in conformity with written information furnished to the Company by such Holder's Parties or underwriter or Person controlling such underwriter specifically for use in the preparation thereof.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company securities covered by such a registration statement, and each Person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with the written information furnished to the Company by such Holder specifically for use in the preparation thereof, or (ii) any violation by any such Holder of any federal, state or common law rule or regulation applicable to such Holder in connection with the distribution of securities pursuant to a registration statement, and will reimburse the Company, such

         Holders, such directors, officers, Persons, underwriters or control Persons for any legal any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as incurred; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the aggregate proceeds received by such Holder in such offering.

                  (c) Each party entitled to indemnification  under this Section
         2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of one counsel representing the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.4, except to the extent such failure to give notice shall materially and adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) (i) If the  indemnification  provided  for in this Section
                  2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party hereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.

                           (ii) The parties  agree that it would not be just and
                  equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the claims, losses, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

                           (iii) No Holder that is a seller of Registrable Stock
                  covered by such registration statement or Person controlling such seller other than the Company shall be obligated to make contribution hereunder that in the aggregate exceeds the total public offering price of the Registrable Stock sold by such Holder, less the aggregate amount of any damages that such Holder and its controlling Persons have otherwise been required to pay pursuant to this Section 2.4. The obligations of such Holders to contribute are several in proportion to their respective ownership of the securities covered by such registration statement and not joint.

                           (iv) The indemnity and  contribution  provided herein
                  shall be in addition to, and not in lieu of, any other liability that one party may have to another.

         Section 2.5 Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article II.

         Section 2.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                  (a) use its best efforts to facilitate the sale of the Restricted Securities to the public without registration under the Securities Act, pursuant to Rule 144 under the Securities Act;

                  (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

                  (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (d) so long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the public information requirements of said Rule 144, and the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         Section 2.7 Transfer of Registration Rights. The rights granted under this Article II may be assigned or otherwise conveyed by any Holder of Registrable Securities to any transferee, subject to compliance with all applicable securities laws and regulations.

         Section 2.8 Certain Limitations in Connection with Future Grants of Registration Rights.

         From and after the date of this Agreement, without the prior written consent of the Holders of a majority of the Registrable Securities, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights that would be superior to those granted to Holders pursuant to Section 2.1.

         Section 2.9 Restrictions on Market Manipulation. In the event any shares of Common Stock are offered or sold by any Holder in a registration, each such Holder will:

                  (a) advise the Company in writing of any offer, sale or other disposition by it of any Common Stock in any manner other than as set forth in the registration statement or any prospectus included therein on or for the 30-day period prior to the filing of such registration statement until the distribution under the registration statement has been completed;

                  (b) not effect any stabilization activity in connection with the Company's Common Stock;

                  (c) not bid or purchase, for any account in which it has a beneficial interest, any Common Stock except as may be permitted pursuant to Rule 10b-6 under the Exchange Act (if applicable);

                  (d) not until it has sold all of such shares of Common Stock, attempt to induce any Person to purchase any Common Stock except as may be permitted pursuant to Rule 10b-6; and

                  (e) not until it has sold all such shares of Common Stock, pay any compensation for soliciting another to purchase any securities of the Company, except as may be permitted pursuant to Rule 10b-6.

                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.1 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida; provided, however, that if any provision of this Agreement is unenforceable under the laws of the State of Florida, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

         Section 3.2 Successors and Assignees. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators (as the case may be) of the parties hereto.

         Section 3.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         Section 3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be effective four days after mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at 365 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2, Canada, Attention: Mark E. Valentine, Chairman;
(b) if to any other Holder of Registrable Securities, at such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company; or (c) if to the Company, at 181 Whitehall Drive, Markham, Ontario L3R 9T1, Canada, Attention: Terry Cooke, President & CEO.

         Section 3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereunder occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder shall be cumulative and not alternative.

         Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

         Section 3.7 Severability. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.8 Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with, an agreement or consent in writing signed by the Company and by the Holders of a majority of the Registrable Securities voting as a single class.

         The parties have executed this Registration Rights Agreement as of the date first written above.

                          ALTERNATE ACHIEVEMENTS, INC.


/s/ Terry Cooke
------------------
Name: Terry Cooke
Title: President & CEO


                     THOMSON KERNAGHAN & CO. LTD., AS AGENT


By: /s/ Michelle McKinnon
Name:  Michelle McKinnon
Title:

EXHIBIT C

                                                             Purchaser's Warrant

Warrant No. __


        Void after 5:00 p.m. Toronto, Ontario time, on February 24, 2003
                   Warrant to Purchase Shares of Common Stock

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.


          =============================================================

               WARRANT TO PURCHASE 225,000 SHARES OF COMMON STOCK
                                       OF
                          ALTERNATE ACHIEVEMENTS, INC.

          =============================================================

     This it to certify that, FOR VALUE RECEIVED, Thomson Kernaghan & Co. Limited, as Agent, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Alternate Achievements, Inc., a Florida corporation (the "Company"), the fully paid, validly issued and non-assessable shares of Common Stock, $0.0001 par value, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including February 24, 2003, but not later than 5:00 p.m. Toronto, Ontario time, on February 24, 2003, (the "Exercise Period") at the price of US$0.01 per share (the "Exercise Price"). The total number of shares of Common Stock to be issued upon exercise of this Warrant shall be 225,000 shares. The price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant is being issued pursuant to the Common Stock Purchase Agreement, dated as of February 24, 2000, between the Company and Thomson Kernaghan & Co. Limited, as Agent.

A. EXERCISE OF WARRANT

         This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if the last day of the Exercise Period is a day on which banking institutions in the City of Toronto are authorized by law to close, then the Exercise Period shall terminate on the next succeeding day that shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company of this Warrant at the Company's principal office, with the Exercise Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its principal office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         THIS WARRANT MAY BE EXERCISED ONLY (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE ACT.

B.   RESERVATION OF SHARES AND COVENANTS OF THE COMPANY

         The Company shall at all times have allotted and reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

         The Company covenants with the Holder that so long as any Warrants remain outstanding and may be exercised:

               1. it will cause the shares of Common Stock and th certificates representing the Common Stock subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance herewith and the terms hereof;

               2. all shares of Common Stock that shall be issued upon exercise of the right to purchase provided for herein, upon payment of the prevailing Exercise Price herein provided, shall be fully paid and non-assessable;

               3. it will use its best efforts to maintain its corporate existence; and

               4. generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein.

C.   FRACTIONAL SHARES

         No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

               1. If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

               2. If the Common Stock is not so listed or admitte to unlisted trading privileges, the current market value shall be the mean to the last reported bid and ask prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

               3. If the Common Stock is not so listed or admitte to unlisted trading privileges and bid and ask prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

D.   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Act and may be transferred only in accordance therewith and as provided in the legends set forth in this Warrant.

E.   RIGHTS OF THE HOLDER

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F.   ANTI-DILUTION PROVISIONS

         The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events are follows:

               1. In case the Company shall (i) declare a dividen or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               2. Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon exercise of this Warrant by a fraction, the denominator of which shall be the Exercise Price after giving effect to such action and the numerator of which shall be the Exercise Price in effect immediately prior to such action.

               3. No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment that by reason of this Subsection
               (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (F) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (F) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section (F), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

               4. In the event that at any time, as a result of a adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

               5. Irrespective of any adjustments in the respective Exercise Price or the related number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

G.   OFFICER'S CERTIFICATE

         Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section (F), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section
(A) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

H.   NOTICES TO WARRANT HOLDERS

         So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, options or warrants (other than this Warrant) or (iii) if a capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified, as the case may be, a notice containing a brief description of the proposed action and stating the date on which a record date is to be determined for the purpose of such dividend, distribution or issue of rights, options, or warrants or such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise affect the action take by the Company.

I.   RECLASSIFICATION, REORGANIZATION OR MERGER

         In case of any reclassification, capital reorganization or other change of outstanding shares Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock an other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of such number of shares of

Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (I) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (F) hereof.

J.   WARRANTS TO RANK PARI PASSU

         All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

K.   GOVERNING LAW; JURISDICTION AND VENUE

         This Warrant shall be governed by and interpreted in accordance with the laws of the State of Florida; provided, however, that if any provision of this Agreement is unenforceable under the laws of the State of Florida, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the undersigned, each being duly authorized, as of the date below.

                                       ALTERNATE ACHIEVEMENTS, INC.

                                        /s/ Terry Cooke
                                       --------------------------------
                                       By: Terry Cooke
                                       Its:  President & CEO

DATED: February 24, 2000

ATTEST:

-----------------------

-----------------------

                           FORM OF NOTICE OF EXERCISE


THIS WARRANT MAY BE EXERCISED ONLY (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of ALTERNATE ACHIEVEMENTS, INC. AT $0.01 per share, for a total purchase price of $___________.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name_________________________________________
         (Please typewrite or print in block letters)

Address________________________________________

Social Security or Federal I.D. Number_________________

The undersigned represents and warrants to Alternate Achievements, Inc. that the conditions for exercise of the within Warrant set forth in the first sentence of the first paragraph above have been fully complied with and no U.S. Person has any interest in the Warrant or the Warrant Shares.

Signature____________________________________________________
         (Sign exactly as your name appears on the first page of this Warrant)

                                ASSIGNMENT FORM


         FOR VALUE RECEIVED,

---------------------------------
hereby sells, assigns and transfers unto


Name

----------------------------------------------------------
         (Please typewrite or print in block letters)

Address

-----------------------------------------------------------

Social Security Federal I.D. Number

------------------------------

the right to purchase shares of Common Stock of Alternate Achievements, Inc. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the same on the books of Alternate Achievements, Inc. with full power of substitution in the premises.

Date:  ______________________

Signature:  ______________________
                  (sign exactly as your name
                  appears on the first page of
                  this Warrant)

Note: The Warrant and the Common Stock issuable upon exercise of the Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only in accordance therewith and as provided in the legends set forth in the Warrant.

                                                                 Agent's Warrant

Warrant No. __

        Void after 5:00 p.m. Toronto, Ontario time, on February 24, 2003
                   Warrant to Purchase Shares of Common Stock

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.


          -------------------------------------------------------------

                WARRANT TO PURCHASE 75,000 SHARES OF COMMON STOCK

                                       OF

                          ALTERNATE ACHIEVEMENTS, INC.

        ----------------------------------------------------------------

         This it to certify that, FOR VALUE RECEIVED, Thomson Kernaghan & Co. Ltd., as Agent, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Alternate Achievements, Inc., a Florida corporation (the "Company"), the fully paid, validly issued and non-assessable shares of Common Stock, $0.0001 par value, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof, through and including February 24, 2003, but not later than 5:00 p.m. Toronto, Ontario time, on February 24, 2003, (the "Exercise Period") at the price of US$0.01 per share (the "Exercise Price"). The total number of shares of Common Stock to be issued upon exercise of this Warrant shall be 75,000 shares. The price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the respective exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant is being issued pursuant to the Common Stock Purchase Agreement, dated as of February 24, 2000, between the Company and Thomson Kernaghan & Co. Ltd., as Agent.

A.   EXERCISE OF WARRANT

         This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if the last day of the Exercise Period is a day on which banking institutions in the City of Toronto are authorized by law to close, then the Exercise Period shall terminate on the next succeeding day that shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company of this Warrant at the Company's principal office, with the Exercise Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its principal office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

         THIS WARRANT MAY BE EXERCISED ONLY (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE ACT.

B.   RESERVATION OF SHARES AND COVENANTS OF THE COMPANY

         The Company shall at all times have allotted and reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

         The Company covenants with the Holder that so long as any Warrants remain outstanding and may be exercised:

          1. it will cause the shares of Common Stock and the certificates representing the Common Stock subscribed and paid for pursuant to the exercise of the Warrants to be duly issued and delivered in accordance herewith and the terms hereof;

          2. all shares of Common Stock that shall be issued upon exercise of the right to purchase provided for herein, upon payment of the prevailing Exercise Price herein provided, shall be fully paid and non-assessable;

          3. it will use its best efforts to maintain its  corporate  existence;
          and

          4. generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein.

C.   FRACTIONAL SHARES

         No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          1. If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

          2. If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean to the last reported bid and ask prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          3. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

D.   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants


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



of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         This Warrant and the Common Stock issuable upon exercise of this Warrant were issued under Regulation S under the Act and may be transferred only in accordance therewith and as provided in the legends set forth in this Warrant.

E.   RIGHTS OF THE HOLDER

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F.   ANTI-DILUTION PROVISIONS

         The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events are follows:

          1. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the respective Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          2. Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Shares initially issuable upon exercise of this Warrant by a fraction, the denominator of which shall be the Exercise Price after giving effect to such action and the numerator of which shall be the Exercise Price in effect immediately prior to such action.

          3. No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment that by reason of this Subsection (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (F) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section
          (F) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section (F), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrants).

          4. In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (3) inclusive above.

          5. Irrespective of any adjustments in the respective Exercise Price or the related number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

G.   OFFICER'S CERTIFICATE

         Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section (F), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (A) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

H.   NOTICES TO WARRANT HOLDERS

         So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, options or warrants (other than this Warrant) or (iii) if a capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified, as the case may be, a notice containing a brief description of the proposed action and stating the date on which a record date is to be determined for the purpose of such dividend, distribution or issue of rights, options, or warrants or such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The failure to give such notice shall not otherwise affect the action take by the Company.

I.   RECLASSIFICATION, REORGANIZATION OR MERGER

         In case of any reclassification, capital reorganization or other change of outstanding shares Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock an other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of such number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (I) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (F) hereof.

J.   WARRANTS TO RANK PARI PASSU

         All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

K.   GOVERNING LAW; JURISDICTION AND VENUE

         This Warrant shall be governed by and interpreted in accordance with the laws of the State of Florida; provided, however, that if any provision of this Agreement is unenforceable under the laws of the State of Florida, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.




         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the undersigned, each being duly authorized, as of the date below.

                                ALTERNATE ACHIEVEMENTS, INC.

                                /s/ Terry Cooke
                                --------------------------------
                                By:  Terry Cooke
                                Its:   President & CEO

DATED: February 24, 2000

ATTEST:

-----------------------

-----------------------

                           FORM OF NOTICE OF EXERCISE


THIS WARRANT MAY BE EXERCISED ONLY (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of ALTERNATE ACHIEVEMENTS, INC. AT $0.01 per share, for a total purchase price of $___________.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name_________________________________________
         (Please typewrite or print in block letters)

Address________________________________________

Social Security or Federal I.D. Number_________________

The undersigned represents and warrants to Alternate Achievements, Inc. that the conditions for exercise of the within Warrant set forth in the first sentence of the first paragraph above have been fully complied with and no U.S. Person has any interest in the Warrant or the Warrant Shares.

Signature____________________________________________________
         (Sign exactly as your name appears on the first page of this Warrant)

ASSIGNMENT FORM


         FOR VALUE RECEIVED,

---------------------------------
hereby sells, assigns and transfers unto


Name

----------------------------------------------------------
         (Please typewrite or print in block letters)

Address

-----------------------------------------------------------

Social Security Federal I.D. Number

------------------------------

the right to purchase shares of Common Stock of Alternate Achievements, Inc. represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the same on the books of Alternate Achievements, Inc. with full power of substitution in the premises.

Date:  ______________________

Signature:  ______________________
                  (sign exactly as your name
                  appears on the first page of
                  this Warrant)

Note: The Warrant and the Common Stock issuable upon exercise of the Warrant were issued under Regulation S under the Securities Act of 1933, as amended, and may be transferred only in accordance therewith and as provided in the legends set forth in the Warrant.